Exhibit 99.1

Century Therapeutics Reports Second Quarter 2024 Financial Results and Provides Business Updates

– Initiation of Phase 1 CALiPSO-1 Trial of CNTY-101 in Systemic Lupus Erythematosus, marking strategic expansion into autoimmune disease; protocol amended to include additional cohort of Lupus Nephritis patients –

– Presented interim results from Phase 1 ELiPSE-1 trial of CNTY-101 demonstrating encouraging preliminary efficacy and tolerability data in heavily pretreated relapsed/refractory (R/R) CD19-positive B-cell lymphomas at ASCO –

– Completed dose escalation for ELiPSE-1 and advancing into dose expansion in 2H 2024 –

– Ended second quarter 2024 with cash, cash equivalents, and investments of $269.6 million; Cash runway expected into 2026 –

PHILADELPHIA, August 8, 2024 -- Century Therapeutics, Inc. (NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology and autoimmune disease, today reported financial results and business highlights for the second quarter ended June 30, 2024.

“Our strategic autoimmune expansion, as highlighted by the recent initiation of the CALiPSO-1 trial in Systemic Lupus Erythematosus and addition of a Lupus Nephritis-specific cohort, positions Century as a potential leader in allogeneic cell therapies for autoimmune diseases. 2024 remains a time of focused execution as we work to advance our next-generation allogeneic iPSC-derived cell therapy platform and pipeline, equipped with our proprietary Allo-Evasion™ technology, capturing a diversified opportunity to address a broad range of indications with high unmet need. I am proud of the significant progress we have achieved in such a short period of time, particularly underscored by the evolution of our platform and capabilities, which we anticipate will enable our iPSC candidates to have a more controlled, durable, and tolerable profile,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “We remain focused on progressing CNTY-101 in both of our clinical-stage programs, including advancement into dose expansion in the ELiPSE-1 trial in patients with r/r B-cell lymphomas and acceleration of patient enrollment following the recent initiation of the CALiPSO-1 trial. We’ve made strides in our initial execution of autoimmune expansion as evidenced by our CALiPSO-1 trial updates, while simultaneously pursuing additional regulatory filings for CNTY-101 in other autoimmune disease indications in the second half of the year. We look forward to continued execution and the opportunity to deliver on our next set of potential catalysts, including the expectation of initial clinical data from CALiPSO-1 by year-end.”

Research & Development Highlights

•	Consistent with Century’s autoimmune disease expansion efforts announced in April 2024, the Company recently initiated the Phase 1 CALiPSO-1 trial of CNTY-101 (NCT06255028) in Systemic Lupus Erythematosus (SLE). The first clinical trial site has been activated, with additional sites continuing to open across the United States. The Company expects initial clinical data from CALiPSO-1 by year-end 2024. Furthermore, Century recently amended the protocol to include a new indication-specific cohort of Lupus Nephritis (LN) patients. CALiPSO-1 is an open-label multi-center clinical trial to evaluate the safety, tolerability, pharmacokinetics, and clinical response of CNTY-101 in patients with moderate to severe SLE and LN who have failed at least two standard immunosuppressive therapies. The inclusion of LN patients highlights Century’s execution in pursuing additional regulatory filings as a way of accelerating and broadening its research and development initiatives in autoimmune diseases. The Company intends to submit additional regulatory filings for CNTY-101 in autoimmune disease indications with limited current treatment options and high unmet need in the second half of 2024.

•	In May 2024, Century presented two posters at the American Society of Gene and Cell Therapy (ASGCT) Annual Meeting showcasing the potential ability of its lead program, CNTY-101, a CD19 targeting allogeneic iNK cell therapy with 6 precision gene edits powered by Century’s Allo-Evasion™ technology, to treat B-Cell driven autoimmune diseases including SLE, and new preclinical data demonstrating the potential utility of using a novel synthetic ligand targeting CD300a as a universal strategy for preventing natural killer (NK) cell mediated rejection in allogeneic cell therapies. The Company believes that these capabilities demonstrate the potential protection of allogeneic cell therapies with the possibility for improved outcomes, while delivering a broadly beneficial treatment option across a range of indications.

•	In June 2024, the Company presented encouraging interim efficacy and safety data from the ongoing Phase 1 ELiPSE-1, multicenter, open-label clinical trial of CNTY-101 (NCT05336409) in heavily pre-treated patients with R/R CD19-positive B-cell lymphomas at the American Society of Clinical Oncology (ASCO) Annual Meeting. Evaluable preliminary safety (n=12) and efficacy (n=10) as of the data cutoff date of March 27, 2024, from the ongoing dose escalation portion of the trial, demonstrated a manageable tolerability profile with no observed dose limiting toxicities (DLT) or graft-versus-host disease (GvHD). After rapidly trafficking out of circulation, pharmacokinetics (PK), evaluated by a novel cell-free DNA method, showed that CNTY-101 persistence outside the bloodstream trended with increases in dose. Data also showed additional responses across escalating doses and different types of B-cell malignancies in heavily pretreated patients with predominantly aggressive or high-risk histologies.

•	The Company recently completed dose escalation of schedule A (single dose per cycle) and schedule B (3 doses per cycle) in the ELiPSE-1 trial and is currently enrolling patients in the dose confirmation portion. Progression into dose expansion is expected in the second half of 2024.

Corporate Highlights

•	In April 2024, the Company completed a private placement of common stock with gross proceeds of $60 million with new and existing investors. Also in April 2024, the Company closed the acquisition of Clade Therapeutics, bringing enhancement of its Allo-Evasion™ platform and adding three preclinical stage αβ iT programs spanning across cancer and autoimmune diseases to its pipeline.

Second Quarter 2024 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $269.6 million as of June 30, 2024, as compared to $261.8 million as of December 31, 2023. Net cash used in operations was $57.6 million for the six months ended June 30, 2024, compared to net cash used in operations of $48.5 million for the six months ended June 30, 2023.

•	Collaboration Revenue: Collaboration revenue generated through the Company’s collaboration, option, and license agreement with Bristol-Myers Squibb was $0.8 million for the three months ended June 30, 2024, compared to $0.1 million for the same period in 2023.

•	Research and Development (R&D) expenses: R&D expenses were $27.2 million for the three months ended June 30, 2024, compared to $22.7 million for the same period in 2023. The increase in R&D expenses was primarily due to increased manufacturing activity for CNTY-101 and the acquisition of Clade Therapeutics.

•	General and Administrative (G&A) expenses: G&A expenses were $8.3 million for the three months ended June 30, 2024, compared to $8.2 million for the same period in 2023.

•	Net loss: Net loss was $31.2 million for the three months ended June 30, 2024, compared to $33.3 million for the three months ended June 30, 2023.

Financial Guidance

•	The Company expects full year generally accepted accounting principles (GAAP) operating expenses to be between $150 million and $160 million.

•	The Company estimates its cash, cash equivalents, and investments will support operations into 2026.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer and autoimmune diseases that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived cell product candidates are designed to specifically target hematologic and solid tumor cancers, with a broadening application to autoimmune diseases. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer and autoimmune disease care. For more information on Century Therapeutics please visit www.centurytx.com.

Century Therapeutics Forward-Looking Statement

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines and the initial safety and efficacy profiles of CNTY-101 are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our dependence on the success of our lead product candidate, CNTY-101; the ability of CNTY-101 to be administered as part of a multi-dose strategy and to enable responses without lymphodepletion; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; the timing of and our ability to successfully enroll the Phase 1 SLE and LN trial; the timing of and our ability to enter dose expansion of the Phase 1 R/R CD19-positive B-cell lymphomas trial; our ability to obtain FDA clearance of our future IND submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Investor Relations & Media Contacts

Century Therapeutics

Katja Buhrer

SVP, Head of Corporate Affairs and Strategy

katja.buhrer@centurytx.com

917-969-3438

Argot Partners

Julie Seidel/Noor Pahlavi

century@argotpartners.com

212-600-1902

Century Therapeutics, Inc.
Condensed Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$41,457	$47,324
Short-term investments	154,945	125,414
Prepaid expenses and other current assets	7,076	4,256
Total current assets	203,478	176,994
Property and equipment, net	69,405	71,705
Operating lease right-of-use assets, net	28,570	20,376
Long-term investments	73,226	89,096
Goodwill	5,091	-
Intangible assets	33,300	-
Other long-term assets	3,376	2,520
Total assets	$416,446	$360,691

Liabilities, convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable	$3,358	$2,741
Accrued expenses and other liabilities	11,445	10,733
Long-term debt, current	-	-
Deferred revenue, current	4,360	4,372
Total current liabilities	19,163	17,846
Operating lease liability, noncurrent	52,713	46,658
Other long-term liabilities	3,386	56
Deferred revenue	109,768	111,381
Contingent consideration liability	9,312	-
Total liabilities	194,342	175,941
Stockholders' equity
Common stock	8	6
Additional paid-in capital	937,445	840,407
Accumulated deficit	(715,040)	(655,771)
Accumulated other comprehensive loss	(309)	108
Total stockholders' equity	222,104	184,750
Total liabilities and stockholders' equity	$416,446	$360,691

Century Therapeutics, Inc.

Condensed consolidated statements of operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Collaboration Revenue	$771	$99	$1,625	$1,819

Operating Expenses
Research and development	27,220	22,727	50,641	47,626
General and administrative	8,306	8,229	17,052	17,131
Impairment on long-lived assets	-	4,220	-	4,220
Total operating expenses	35,526	35,176	67,693	68,977

Loss from operations	(34,755)	(35,077)	(66,068)	(67,158)

Interest expense	-	(136)	-	(540)
Interest income	3,582	3,058	6,820	5,681
Other income, net	(12)	(186)	1	(380)
Loss before provision for income taxes	(31,185)	(32,341)	(59,247)	(62,397)
Provision for income taxes	(22)	(950)	(22)	(2,158)
Net Loss	$(31,207)	$(33,291)	$(59,269)	$(64,555)

Unrealized (loss) gain on investments	(102)	59	(453)	1,255
Foreign currency translation adjustment gain (loss)	35	9	36	-
Comprehensive loss	$(31,274)	$(33,223)	$(59,686)	$(63,300)

Net loss per common share - Basic and Diluted	(0.38)	(0.56)	0.82	(1.10)

Weighted average common shares outstanding	82,092,167	59,251,363	72,194,402	58,904,726